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EXHIBIT 21

                                                         Form
10-K for 1994
                                                           File
No. 1-11237
              SUBSIDIARIES OF AT&T CAPITAL CORPORATION
                      As of December 31, 1994

                                                      State or
Other

Jurisdiction
                                                      of
Incorporation
Name of Subsidiary(*)                                 or
Organization
___________________________________________________________________________

Arrendadora Capita Corporation S.A. de C.V.           Mexico
AT&T Automotive Services, Inc.                        Delaware
AT&T Capital Canada, Inc. (1)                         Ontario,
Canada
AT&T Capital FSC, Inc.                                Virgin
Islands
AT&T Capital Limited                                  England
 Norfolk Finance Limited                              England
  Keep Leasing Limited                                England
AT&T Commercial Finance Corporation (2)               Delaware
 ATMOR Properties Inc. (in trust)                     Delaware
 AT&T Capital Leasing Services, Inc. (3)
Massachusetts
  The Lease Factor, Inc.
Massachusetts
  Eaton Express Corporation
Massachusetts
 AT&T Capital Services Corporation                    Delaware
 AT&T Systems Leasing Corporation                     Michigan
AT&T Credit Corporation                               Delaware
 AT&T Credit International, Inc.                      Delaware
 AT&T Credit Consumer Finance Corporation             Delaware
 AT&T Credit Corporation of Puerto Rico               Delaware
 NCR Credit Corp.                                     Delaware
AT&T Small Business Lending Corporation               Delaware
Capita International L.L.C.                           Delaware
Capita Resources, Inc.                                Delaware
Capital Syndication Corporation                       Delaware
The Capita Corporation Australia Limited(4)           Australia
The Capita Corporation de Mexico, S.A. de C.V.(5)     Mexico
The Capita Corporation Hong Kong Limited (6)          Hong Kong
The Equipment Insurance Company                       Vermont


(*) All subsidiaries do business under their corporate names, and the other names indicated in the footnotes below.

(1) Hyster Credit Company
(2) Hyster Credit Company and JCB Finance Company
(3) Eaton Financial Company
(4) AT&T Capital Corporation and The Capita Corporation
(5) AT&T Capital de Mexico and The Capita Corporation
(6) AT&T Capital Corporation